                                                                   Exhibit 10.31


Exhibit 10.31 to Registration                 CONFIDENTIAL INFORMATION OMITTED
Statement on Form S-4 of RSL                  WHERE INDICATED BY "[*]" AND FILED
Communications PLC and RSL                    SEPARATELY WITH THE COMMISSION
Communications, Ltd.                          PURSUANT TO A REQUEST FOR
                                              CONFIDENTIAL TREATEMENT UNDER
                                              RULE 406 OF THE SECURITIES ACT
                                              OF 1933

                          TRANSITION SERVICES AGREEMENT

     THIS TRANSITION SERVICES AGREEMENT (this "Agreement") is entered into this 8th day of May, 1996, by and between GLOBAL ONE COMMUNICATIONS WORLD OPERATIONS, LIMITED, an Irish company ("Global One") and RSL COM FRANCE S.A., a French corporation ("RSL") (collectively, the "Parties").

     WHEREAS, pursuant to an Asset Purchase Agreement, dated as of date hereof (the "Purchase Agreement"), by and between Sprint Telecommunications France Inc. ("Seller") and RSL, RSL has purchased from Seller, and Seller has sold to RSL, certain assets related to the international direct distance dialing business of Seller in France (the "IDDD Business");

     WHEREAS, Global One is an affiliate of Sprint Corporation, the ultimate beneficial owner of all the outstanding capital stock of Seller;

     WHEREAS, in connection with the purchase and sale of said assets of the IDDD Business, Seller and certain of its affiliates have agreed to provide to RSL certain transitional services pursuant to transitional services agreements (the "Transitional Services Agreements"), including this Agreement;

     WHEREAS, in accordance with the foregoing, Global One has agreed to provide under this Agreement, certain services related to the IDDD Business; and

     WHEREAS, RSL has agreed to provide to Global One traffic termination services previously provided by Seller;

     NOW, THEREFORE, in consideration of the mutual covenants herein expressed and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

     Section 1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

     "Billing Services" shall mean the billing services to be provided hereunder as such services are described in Exhibit A hereto.

     "Customer Support Services" shall mean the customer support services to be provided hereunder as such services are described in Exhibit A hereto.

     "Engineering Services" shall mean the engineering services provided hereunder as such services are described in Exhibit A hereto.

     "Monthly Fees" shall mean, with respect to the Services (as hereinafter defined) to be provided by Global One to RSL hereunder, the monthly fees with respect to the Services described in Exhibit B hereto.

     "Services" shall mean the Billing Services, the Customer Support Services and the Engineering Services.

     "Taxes" shall mean all federal, state, local or foreign income, capital gains, profits, gross receipts, payroll, capital stock, franchise, employment, withholding, social security, unemployment. disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, mining, value-added, investment credit recapture alterative or add-on minimum, environmental, estimated or other taxes, duties or assessments of any kind, including any interest, penalty and additions imposed with respect to such amounts levied by any foreign, federal, state or local taxing authority.

     "Traffic Termination" shall mean the provision of termination of long distance voice telephone traffic in France which originates from the network of Global One Communications, a joint venture formed by Sprint Corporation, Deutsche Telekom and France Telecom (the various entities that comprise such joint venture and are controlled, directly or indirectly, by Sprint Corporation, Deutsche Telekom and France Telecom shall collectively be referred to herein as "Global One Communications") in such volume as has been customarily terminated by Seller on behalf of Global One Communications or its predecessors in the six
(6) months prior to the date hereof.

Additional Definitions:

Defined Term                                         Defined In
------------                                         ----------

"Agreement"                                          Recitals
"Confidential Information"                           Section 5.1
"Global One"                                         Recitals
"IDDD Business"                                      Recitals
"RSL"                                                Recitals
"Services Supplement"                                Section 2.2
"Sprint Party"                                       Section 6.2

     Section 1.2 Interpretation. The definitions in Sections 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections and Exhibits shall be deemed to be references to Articles and Sections of and Exhibits to this Agreement unless the context shall otherwise require, and all references herein to "this Agreement" shall refer to this Agreement and the Exhibits hereto. The headings of the Articles and Sections are included for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Unless the context shall otherwise require, any reference to any agreement or other instrument or statute or regulation is to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision). Any reference in this Agreement to a "day" or a number of "days" (without the explicit qualification of "business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular day, and such day is not a business day, then such action or notice shall be deferred until, or may be taken or given, on the next business day.

                                   ARTICLE II

                                    SERVICES

     Section 2.1 Services. During the term of this Agreement, Global One shall provide to RSL, and RSL shall procure from Global One, the Services in accordance with and subject to the terms and conditions of this Agreement.

     Section 2.2 Service Supplements. Global One and RSL may enter into a service supplement (the "Services Supplement") with respect to any Service to be provided by Global One hereunder. Any such Services Supplement may further define and describe the Service to be provided by Global One hereunder, the performance or quality standards in accordance with which Global One shall provide such Service, the compensation that Global One shall receive in accordance with Section 4.1 for providing such Service, the expiration dates for providing such Service and any additional information with respect to such Service as the Parties may agree. Unless otherwise stated in a related Service Supplement, the rates charged by Global One for any particular Service shall remain fixed during the term of this Agreement.

     Section 2.3 Requests for Engineering Services. RSL shall make requests for Engineering Services in such form and in accordance with such procedures as the Parties may from time to time establish. All other types of Services shall be provided automatically and without any action on the part of RSL.

     Section 2.4 Facilities. During the term hereof, Global One shall have, at no cost to Global One, such access to and use of the space and related facilities and equipment at the premises of RSL as shall be reasonably necessary for Global One to provide the Services hereunder.

     Section 2.5 Employees. Global One shall have complete operational, management, administrative, legal and financial responsibility for the Global One personnel used to provide the Services hereunder. For a period of two (2) years after the date hereof, Global One shall not, and shall cause each of its affiliates not to, directly or indirectly, (i) persuade or attempt to persuade any person providing goods or services to the IDDD Business not to do business with the IDDD Business or to reduce the amount of business it does with the IDDD Business, (ii) persuade or attempt to persuade any person who is or during such period becomes a director, officer or employee of RSL and who devotes all or substantially all of his time to the IDDD Business of Purchaser (each an "RSL IDDD Person") to terminate his relationship with RSL, (iii) dissuade or attempt to dissuade any person from becoming an RSL IDDD Person, or (iv) degrade, denigrate, deride or otherwise disparage the competence, service, condition (financial or otherwise), integrity or prospects of RSL, the IDDD Business or any RSL IDDD Person in an effort to solicit customers for a competing business or otherwise.

                                  ARTICLE III

                              TRAFFIC TERMINATION

     Section 3.1 Traffic Termination. During the term of this Agreement, RSL shall provide to Global One, and Global One shall procure from RSL, Traffic Termination in accordance with and subject to the terms and conditions of this Agreement and on a cost pass-through basis. The provisions of Sections 4.3, 4.4, 4.5, 4.6, 4.7, 4.8 and 4.9 shall be applicable to Traffic Termination pursuant to this Section 3.1 with such appropriate adjustments to indicate that RSL is the provider of such service to Global One.

                                   ARTICLE IV

                                    PAYMENTS

     Section 4.1 Components of Global One's Charges. Global One's charges to RSL for the provision of the Services hereunder shall consist of the following components: (i) Monthly Fees, (ii) Taxes, and (iii) other amounts expressly payable to Global One pursuant to this Agreement.

     Section 4.2 Monthly Fees. RSL shall pay to Global One, for each calendar month during the term of this Agreement, the applicable Monthly Fees for each Service provided during such calendar month.

     Section 4.3 Reimbursable Expenses. RSL shall reimburse Global One for the reasonable out-of-pocket expenses which are incurred by Global One on behalf of RSL in connection with the provision of the Services hereunder (other than costs which are included within the Monthly Fees) which are approved in advance by RSL, upon the presentation of reasonably satisfactory documentation evidencing such costs and Global One's payment thereof.

     Section 4.4 Taxes. There shall be added to any charges under this Agreement, and RSL shall pay to Global One, amounts equal to any Taxes, however designated or levied, based upon such charges, the Services or this Agreement, and any amounts in lieu thereof paid or payable by Global One in respect of the foregoing, which Global One customarily charges customers in connection with the provision of the type of services contemplated by Section 2.1, and shall not include any income taxes payable by Global One and other Taxes for which RSL would not be liable if such Taxes were not paid or withheld by Global One. The Parties shall cooperate with each other in minimizing any applicable Taxes and, in connection therewith, shall provide the other Party with any information reasonably requested by such Party in connection with any such Taxes.

     Section 4.5 Proration. All periodic charges hereunder shall be computed on a calendar month basis and shall be prorated for any partial month.

     Section 4.6 Payments Due; Late Payment Charges. Unless otherwise stated in the Service Supplements, amounts due hereunder shall be paid within thirty (30) days of receipt of the invoice therefor. Unless otherwise stated in the Service Supplements, any undisputed amount due hereunder not paid within thirty (30) days of receipt of the invoice therefor shall accrue interest from the date such amount was due at the rate of ten percent (10%) per annum, compounded daily.

     Section 4.7 Disputed Payments. If a dispute arises with respect to any amount due hereunder, the RSL shall pay when due the undisputed portion of such amount, if any, and, if the dispute is resolved in Global One's favor promptly pay the disputed portion (or applicable part thereof) when the dispute is resolved without the applicable late payment charge, if such dispute arises in good faith.

     Section 4.8 Currency. All payments hereunder shall be made in U.S. Dollars.

     Section 4.9 Invoices. Global One shall provide RSL written invoices covering all charges payable by RSL hereunder, which invoices shall describe in reasonable detail the Services during the periods covered by such invoices and the Taxes payable with respect thereto.

                                   ARTICLE V

                                CONFIDENTIALITY

     Section 5.1 Confidentialitv. Except as otherwse provided herein, Global One and RSL each agree that all information communicated to it by the other, whether before or after the date hereof in connection with the Services to be provided to the IDDD Business (the "Confidential Information"), shall be and was received in strict confidence and shall be used only for purposes of this Agreement, and that no such Confidential Information, including without limitation, the provisions of this Agreement, shall be disclosed by the recipient Party, its agents, contractors or employees without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, except as may be necessary by reason of legal, accounting or regulatory requirements beyond the reasonable control of the recipient Party and except for such disclosures by Global One as may be necessary in order for Global One to perform its obligations hereunder. Either Party may disclose Confidential Information to its agents, contractors, financing sources, investors or employees who have a need to know such information, but in such circumstances the disclosing Party shall be completely liable for the acts of its agents, contractors, financing sources, investors and employees and, prior to giving any such agent, contractor, financing source, investor or employee access to Confidential Information, the recipient Party shall advise such agent, contractor, financing source, investor or employee of its obligation to preserve the confidentiality of the Confidential Information. Notwithstanding the foregoing, the restrictions and obligations of this Section 5.1 shall not apply to any information which the recipient Party can establish to have (i) become publicly available without breach of this Agreement, (ii) been independently developed by the recipient Party outside the scope of this Agreement without reference to Confidential Information received hereunder, or (iii) been rightfully obtained by the recipient Party from third parties which are not obligated to protect its confidentiality. The provisions of this Section 5.l shall survive the expiration or termination of this Agreement for any reason.

                                   ARTICLE VI

                              TERM AND TERMINATION

     Section 6.1 Term of Agreement. This Agreement shall commence on the date hereof and terminate (i) on December 31, 1996, (ii) upon a termination of this Agreement pursuant to Section 6.2, 6.3 or 9.12, or (iii) upon the written agreement of the Parties.

     Section 6.2 Termination for Cause. In the event that (i) either Party hereto materially breaches any of its duties or obligations hereunder or (ii) a party to the Purchase Agreement, any Purchaser Ancillary Document or Seller Ancillary Document (as each such term is defined in the Purchase Agreement) or any Transition Services Agreement or other instrument or agreement entered into in connection with the transactions contemplated by the Purchase

Agreement, as applicable, materially breaches any of its obligations under the Purchase Agreement or any such Purchase Ancillary Document or Seller Ancillary Document, which breach shall not be substantially cured within ten (10) days after written notice is given to the breaching party specifying the breach, then
(a) Global One, in the event that RSL is the breaching party or (b) RSL, in the event Seller, Sprint International France S.A., Global One or Sprint Communications Company L.P. (collectively, a "Sprint Party") is the breaching party, may, by giving written notice thereof to the other, terminate this Agreement as of a date specified in such notice of termination, which date shall be no earlier than ten (10) days after the date of such notice.

     Section 6.3 Termination for Bankruptcy. In the event that RSL or a Sprint Party (a) is unable to pay its debts generally as they become due or is declared bankrupt or insolvent, (b) is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it which results in the entry of an order for relief or such adjudication or appointment is not dismissed, discharged or bonded within a reasonable period of time thereafter, (c) makes an assignment for the benefit of all or substantially all of its creditors, or (d) enters into an agreement for the composition, extension or readjustment of all or substantially all of its obligations, then
(i) Global One, in the case of any such event affecting RSL, and (ii) RSL, in the case of any such event affecting a Sprint Party, may giving written notice thereof to the other, terminate this Agreement as of a date specified in the notice of termination, which date shall be no earlier than ten (10) days after the date of such notice.

     Section 6.4 Effect of Termination. Except as otherwise provided herein, in the event of termination of this Agreement, all rights and obligations of the Parties hereunder shall terminate as of the effective date of such termination, except that (i) such termination shall not constitute a waiver of any rights that a Party may have by reason of a breach of this Agreement and (ii) the provisions of Articles V and VIII and Section 2.5 (other than the first sentence thereof) and this Section 6.4 shall continue in full force and effect. Notwithstanding anything herein to the contrary, Global One has the right to terminate Article III hereof upon no less than ten (10) days notice, in which case Article III shall have no further force or effect and this Agreement will remain in effect as to all other provisions.

                                  ARTICLE VII

                                LIMITED WARRANTY

     Section 7.1 DISCLAIMER OF GENERAL WARRANTY. EXCEPT AS SET FORTH IN SECTION
7.2 OR THE SERVICES SUPPLEMENTS, GLOBAL ONE MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, CONCERNING THE SERVICES PROVIDED HEREUNDER, INCLUDING ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR OTHERWISE.

     Section 7.2 Limited Warranty. Global One represents and warrants that (i) it has the power, right and authority to provide the Services and that Global One is in the business of providing services in the nature of the Services, (ii) each Service provided to RSL hereunder shall be of at least the same quality as the same service that Global One provides to its best customers within one hundred and eighty (180) days prior to the provision of the Service in question and (iii) this Agreement is a valid and binding agreement of Global One, enforceable against it in accordance with its terms.

                                  ARTICLE VIII

                                INDEMNIFICATION

     Section 8.1 Indemnification, Obligations of Global One. From and after the date hereof, Global One shall indemnify and hold harmless RSL and its subsidiaries and affiliates, each of their respective officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "RSL Indemnified Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and other judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

     (a) Any breach of any representation, warranty, covenant, agreement or undertaking made by Global One in this Agreement or in the performance of its obligations hereunder; or

     (b) Any fraud, willful misconduct, bad faith or any intentional breach of any representation, warranty, covenant, agreement or undertaking made by Global One in this Agreement or in the performance of its obligations hereunder.

The claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages of the RSL Indemnified Parties described in this Section 8.1 as to which the RSL Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as "RSL Losses."

     Section 8.2 Indemnification Obligations of RSL. From and after the date hereof, RSL shall indemnify and hold harmless Global One and its subsidiaries and affiliates, each of their respective officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Global One Indemnified Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and other judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

     (a) Any breach of any covenant, agreement or undertaking made by RSL in this Agreement or in the performance of its obligations hereunder; or

     (b) Any fraud, willful misconduct, bad faith or any intentional breach of any covenant, agreement or undertaking made by RSL in this Agreement or in the performance of its obligations hereunder.

The claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages of the Global One Indemnified Parties described in this Section 8.2 as to which the Global One Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as "Global One Losses."

     Section 8.3 Indemnification Procedure.

     (a) Promptly after receipt by a RSL Indemnified Party or a Global One Indemnified Party (hereinafter collectively referred to as an "Indemnified Party") of notice by a third party of any complaint or the commencement of any action or proceeding with respect to which indemnification is being or may be sought hereunder, such Indemnified Party shall notify RSL or Global One, whichever is the appropriate indemnifying Party hereunder (the "Indemnifying Party"), of such complaint or of the commencement of such action or proceeding; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from liability for such claim arising otherwise than under this Agreement and such failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability which the Indemnifying Party may have hereunder with respect to such claim if, but only if, and only to the extent that, such failure to notify the Indemnifying Party results in the forfeiture by the Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party with respect to such claim. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, to assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the reasonable fees and disbursements of such counsel. In the event, however, that the Indemnifying Party declines or fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to the Indemnified Party, in either case in a timely manner, then such Indemnified Party may employ counsel to represent or defend it in any such action or proceeding and the Indemnifying Party shall pay the reasonable fees and disbursements of such counsel as incurred; provided, however, that the Indemnifying Party shall not be required to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any jurisdiction in any single action or proceeding. In any action or proceeding with respect to which indemnification is being sought hereunder, the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, shall have the right to participate in such litigation and to retain its own counsel at such Party's own expense. The Indemnifying Party or the Indemnified Party, as the case may be, shall at all times use reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status of the defense of any action the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such action.

     (b) No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless such settlement, compromise or consent includes an unconditional release of the Indemnifying Party from all liability arising out of such claim. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such claim and does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party's respective affiliates.

     (c) In the event an Indemnified Party shall claim a right to payment pursuant to this Agreement, such Indemnified Party shall send written notice of such claim to the appropriate Indemnifying Party. Such notice shall specify the basis for such claim. As promptly as possible after the Indemnified Party has given such notice, such Indemnified Party and the appropriate Indemnifying Party shall establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise) and, within five (5) business days of the final determination of the merits and amount of such claim, the Indemnifying Party shall deliver to the Indemnified Party immediately available funds in an amount equal to such claim as determined hereunder.

     Section 8.4 Claims Period. Except as provided in this Section 8.4, no claim for indemnification under this Agreement may be asserted by an Indemnified Party after the expiration of the appropriate claims period (the "Claims Period") which shall commence on the date hereof and shall terminate two (2) years after the date hereof. No Indemnified Party shall be entitled to make any claim for indemnification hereunder after the appropriate Claims Period; provided, however, that if prior to the close of business on the last day of the Claims Period, an Indemnifying Party shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, the basis of such claim shall continue to survive with respect to such claim and shall remain a basis for indemnity hereunder with respect to such claim until such claim is finally resolved or disposed of in accordance with the terms hereof.

     Section 8.5 Maximum Liability. Notwithstanding anything in this Agreement to the contrary, the maximum aggregate liability of Global One for RSL Losses or of RSL for Global One Losses shall not exceed [*].

[*] CONFIDENTIAL PORTIONS OMITTED WHERE INDICATED AND FILED SEPARATELY WITH THE COMMISSION

     Section 8.6 Jurisdiction and Forum.

     (a) By the execution and delivery of this Agreement, each Party irrevocably designates and appoints each of the parties set forth under its name below as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any state or federal court in New York, New York.

                             Global One:

                             Global One Communications World Operations, Limited 12490 Sunrise Valley Drive
                             Reston, VA 22096
                             Attn.: Donald S. Parker, Esq.

                             RSL:

                             RSL Com France S.A.
                             c/o RSL Communications, Inc.
                             767 Fifth Avenue
                             43rd Floor
                             New York, NY 10153
                             Attn.: Itzhak Fisher

     In addition, each Party agrees that service of process upon the above-designated individuals shall be deemed in every respect effective service of process upon such Party in any such suit or proceeding. Each Party further agrees to take any and all action reasonably requested by a Party, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the above-designated individuals in full force and effect so long as this Agreement shall be in effect. The foregoing shall not limit the rights of any Party to serve process in any other matter permitted by law.

     (b) To the extent that any Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each Party hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

     (c) The Parties hereto hereby agree that the appropriate forum and venue for any disputes between any of the Parties hereto arising out of this Agreement shall be any state or federal court in New York, New York and each of the Parties hereto hereby submits to the personal jurisdiction of any such court. The foregoing shall not limit the rights of any Party to obtain execution of judgment in any other jurisdiction. The Parties further agree, to the extent permitted by law, that a final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

                                   ARTICLE IX

                                 MISCELLANEOUS

     Section 9.1 Notices. All notices, requests, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be given in the manner provided in the Purchase Agreement and to the addresses provided in Exhibit C hereto.

     Section 9.2 Assignment; Subcontracting. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto without the prior written consent of the other Party; provided that Global One may subcontract or assign to any affiliate and, with respect to Billing Services, to any third party its obligations and rights hereunder provided in each case that Global One shall remain responsible for assuring that the subcontractor's or assignee's performance conforms to the requirements hereof.

     Section 9.3 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be deemed restated to reflect the original intention of the Parties as nearly as possible in accordance with applicable law, and, if capable of substantial performance, the remaining provisions of this Agreement shall be enforced as if this Agreement was entered into without the invalid provision.

     Section 9.4 Attorneys' Fees. In the event attorneys' fees or other out-of-pocket costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing Party shall be entitled to recover reasonable attorneys' fees and out-of-pocket costs incurred therein.

     Section 9.5 Counterparts. This Agreement may be executed in one or more counterparts all of which taken together will constitute one and the same instrument.

     Section 9.6 Relationship of Parties. Global One, in furnishing Services to RSL hereunder, is acting only as an independent contractor. Nothing set forth in this Agreement shall be construed to create the relationship of principal and agent between Global One and RSL.

Global One shall have no authority, express or implied, to enter into contracts on behalf of RSL. Neither Party shall act or attempt to act to represent itself, directly or by implication, as an agent of another Party or in any manner assume or create, or attempt to assume or create, an obligation of or in the name of, the other Party.

     Section 9.7 Approvals and Similar Actions. Where agreement, approval, acceptance, consent or similar action by either Party hereto is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld.

     Section 9.8 Modification; Waiver. This Agreement may be modified only by a written instrument duly executed by or on behalf of each Party hereto. No delay or omission by either Party hereto to exercise any right or power hereunder shall impair such right or power or be construed to be a waiver thereof. A waiver by either of the Parties hereto of any of the obligations to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other obligation herein contained.

     Section 9.9 Remedies. Each Party agrees that the remedies provided in Articles VI and VIII shall constitute the sole and exclusive remedies of a Party against another Party for monetary damages arising from any breach of any covenant, agreement or undertaking of such other Party in this Agreement. Nothing in this Section 9.9 shall prevent a Party hereto from seeking and obtaining equitable relief, including, but not limited to, injunctive relief and specific performance in respect of any such breach.

     Section 9.10 No Third Party Beneficiaries. The Parties agree that this Agreement is for the sole benefit of the Parties hereto and is not intended to confer any rights or benefits on any third party, including any employee of either Party hereto, and that there are no third party beneficiaries to this Agreement or any part or specific provision of this Agreement.

     Section 9.11 Governing Law; Integration; Amendment.

     (a) This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without reference to New York's choice of law rules. This Agreement supersedes all negotiations, agreements and understandings among the Parties or any of their affiliates and constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof; provided, however, that nothing herein shall affect any other written agreements or understandings entered into by the Parties or any of their affiliates contemporaneously with the execution and delivery of this Agreement, all of which shall remain in full force and effect.

     (b) This Agreement may be amended by the Parties hereto at any time. Without limiting the foregoing, this Agreement may not be amended, modified or supplemented except by written agreement executed by each of the Parties hereto.

     Section 9.12 Force Majeure. If either Party to this Agreement shall be prevented, hindered or delayed in the performance or observance of any of its obligations hereunder by reason by any circumstances beyond its reasonable control, and such delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the Party through the use of alternate sources, work-around plans, or other means (a "Force Majeure"), then such Party shall be excused from any other further performance or observance of the obligations so affected for so long as such circumstances prevail and such Party continues to use its best efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so delayed in its performance shall immediately notify the other and shall describe at a reasonable level of detail the circumstances causing such delay. Notwithstanding the foregoing, should a Party be unable to perform any of its obligations hereunder for a period of more than thirty (30) consecutive days by reason of a Force Majeure, the other Party, at its option, shall have the right to terminate this Agreement in whole or solely with respect to the section hereof under which the non-performing Party has been unable to perform its obligations, in which case the provision so terminated shall have no further force or effect and this Agreement shall remain in effect as to all other provisions. The existence of a Force Majeure which causes Global One to be unable to render any or all of the Services shall excuse RSL from the payment under Section 3.2 of the Monthly Fees with respect to the Services not provided for the period during which the same are not provided.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers.

                                   GLOBAL ONE COMMUNICATIONS WORLD OPERATIONS,
                                   LIMITED


                                   By /s/ Charles S. Marantz
                                      ---------------------------------
                                        Name:
                                        Title: DIRECTOR
                                               MERGERS AND ACQUISITIONS


                                   RSL COM FRANCE S.A.


                                   By /s/ Itzhak Fisher
                                      ---------------------------------
                                        Name:
                                        Title:

                                   EXHIBIT A

                            DESCRIPTION OF SERVICES

A.   Billing Services

     Global One shall maintain the systems that are in place as of the date hereof for the collection, verification, rating, invoicing and reporting of billing data for the IDDD Business in France. The Parties acknowledge that the Billing Services to be provided by Global One hereunder shall initially include CDR transport and storage. RSL has advised Global One that RSL intends to acquire its own CDR transport and storage capabilities. RSL shall promptly inform Global One in writing when RSL obtains such CDR transport and storage capabilities, and after receipt of such notice by Global One, RSL agrees that the Billing Services to be provided hereunder shall not include CDR transport and storage.

B.   Customer Support Services

     Global One shall provide customer service to RSL's customers in France, using existing Global One facilities and personnel. A customer service representative will be available to RSL's customers in France twenty-four
     (24) hours a day, seven (7) days a week. The customer service representative will record service-related complaints from customers and communicate within three days the appropriate information to RSL's operations groups in France.

C.   Engineering Services

     Global One shall provide engineering services in response to specific customer requirements. Such engineering services shall be substantially similar to the engineering services being provided as of the date hereof. These services may include installation specification, procurement preparation, implementation, testing and acceptance.

                                   EXHIBIT B

                                  MONTHLY FEES
                               (in U.S. Dollars)

                                       Customer           Engineering
Monthly Period     Billing Services    Support Services   Services     Total
--------------     ----------------    ----------------   --------     -----

May, 1996               [*]             [*]               [*]          [*]
June, 1996              [*]             [*]               [*]          [*]
July, 1996              [*]             [*]               [*]          [*]
August, 1996            [*]             [*]               [*]          [*]
September, 1996         [*]             [*]               [*]          [*]
October, 1996           [*]             [*]               [*]          [*]
November, 1996          [*]             [*]               [*]          [*]
December, 1996          [*]             [*]               [*]          [*]

[*] CONFIDENTIAL PORTIONS OMITTED WHERE INDICATED AND FILED SEPARATELY WITH THE COMMISSION

                                   EXHIBIT C

                             ADDRESSES FOR NOTICES

TO RSL:

     RSL Com France S.A.
     c/o RSL Communications, Inc.
     767 Fifth Avenue
     43rd Floor
     New York, NY 10153
     Attn: Itzhak Fisher
     Telecopy No. (212) 572-3825

with a copy to:

     Rosenman & Colin LLP
     575 Madison Avenue
     New York, NY 10022
     Attn.: Robert L. Kohl, Esq.
     Telecopy No: (212) 940-8776

To Global One:

     Global One Communications World Operations, Limited
     12490 Sunrise Valley Drive
     Reston, Virginia 22096
     U.S.A.
     Attn.: Donald S. Parker
     Telecopy No: (703) 689-5321

with a copy to:

     King & Spalding
     191 Peachtree Street
     Suite 4900
     Atlanta, Georgia 30303
     U.S.A.
     Attn.: John D. Capers, Jr., Esq.
     Telecopy No: (404) 572-5145

or to such other representative or at such other address of a Party as such Party hereto may furnish to the other parties in writing.


                                       C-1